                                AMENDMENTS TO THE
                          AMENDED AND RESTATED BY-LAWS
                                       OF
                         AMERICAN ITALIAN PASTA COMPANY

     The Amended and  Restated  By-laws of American  Italian  Pasta  Company are amended as follows:

1. Article VII is amended in its entirety to read as follows:

     1.  Stock.   The  shares  of  the  Corporation   shall  be  represented  by
certificates or shall be uncertificated.  Each registered holder of shares, upon request  to the  Corporation,  shall be  provided  with a  certificate  of stock representing  the number of shares owned by such  holder.  The  certificates  of stock  of the  Corporation  shall  be in the  form or  forms  from  time to time approved by the Board of  Directors.  Such  certificates  shall be numbered  and registered,  shall exhibit the holder's name and the number of shares, and shall be  signed  in the name of the  Corporation  by the  following  officers  of the
Corporation:  the  President  or a Vice  President;  and by the  Treasurer or an
Assistant Treasurer,  or the Secretary or an Assistant Secretary.  Any or all of
the  signatures  may be a  facsimile.  In case any  officer,  transfer  agent or registrar  who has signed or whose  facsimile  signature  has been placed upon a certificate  shall have ceased to be such officer,  transfer  agent or registrar before such certificate is issued,  it may be issued by the Corporation with the same effect as if he or she were such  officer,  transfer  agent or registrar at the date of issue.

     2.  Lost  Certificates.  The  Board  of  Directors  or any  officer  of the
Corporation to whom the Board of Directors has delegated authority may authorize any  transfer  agent of the  Corporation  to  issue,  and any  registrar  of the
Corporation  to  register,  at any time and from time to time  unless  otherwise directed,  a new  certificate  or  certificates  of  stock  in  the  place  of a certificate or certificates  theretofore  issued by the Corporation,  alleged to have been lost or destroyed,  upon receipt by the transfer  agent of evidence of such loss or  destruction,  which may be the affidavit of the applicant;  a bond indemnifying  the  Corporation and any transfer agent and registrar of the class of stock involved  against claims that may be made against it or them on account of the lost or destroyed  certificate or the issuance of a new  certificate,  of such kind and in such amount as the Board of Directors shall have authorized the transfer agent to accept generally or as the Board of Directors or an authorized
officer  shall  approve  in  particular   cases;  and  any  other  documents  or
instruments  that the Board of  Directors or an  authorized  officer may require from time to time to protect  adequately the interest of the Corporation.  A new certificate  may be issued  without  requiring any bond when, in the judgment of the directors, it is proper to do so.

     3.  Transfers of Stock.  Transfers of stock shall be made upon the books of the  Corporation:  (1) upon  presentation of the  certificates by the registered holder in person or by duly authorized attorney,  or upon presentation of proper evidence of succession,  assignment or authority to transfer the stock, and upon
surrender   of  the   appropriate   certificate(s),   or  (2)  in  the

case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such  uncertificated  shares,  or from a duly authorized attorney  or  from an  individual  presenting  proper  evidence  of  succession, assignment or authority to transfer the stock.

     4. Holder of Record.  The Corporation shall be entitled to treat the holder of record of any share or  shares  of stock as the  holder in fact  thereof  and accordingly  shall not be bound to recognize  any equitable or other claim to or interest in such share on the part of any other  person  whether or not it shall have express or other notice thereof,  save as expressly provided by the laws of the State of Delaware.